EXHIBIT 99.1

QSAM Biosciences Announces Reverse Stock Split Effective March 10, 2022

Austin, Texas, March 9, 2022 – QSAM Biosciences, Inc. (the “Company”) (OTCQB: QSAM), a company developing next-generation therapeutic radiopharmaceuticals, including Samarium-153-DOTMP (CycloSam®), for the treatment of cancer and related diseases, announced that a 1-for-40 reverse stock split of the Company’s common stock will become effective on Thursday, March 10, 2022. The reverse stock split was approved by the Company’s Board of Directors in connection with the Company’s application to list its common shares on The NASDAQ Capital Market.

Pursuant to the reverse stock split, each forty (40) shares of the Company’s outstanding common stock, $0.0001 par value per share, will be automatically combined and converted into one (1) outstanding share of common stock, $0.0001 par value per share. As a result of this reverse stock split, the Company’s outstanding common shares will be reduced to approximately 1,686,321 shares, exclusive of convertible preferred shares and convertible notes representing approximately an additional 450,000 issuable common shares.

Shares of the Company’s common stock will be assigned a new CUSIP number (74738N202) and are expected to begin trading on a split-adjusted bases, beginning on Thursday, March 10, 2022. As part of the reverse stock split, a “D” will be placed on the ticker symbol for 20 business days. After 20 business days or until listing on the Nasdaq Capital Market, the symbol will then change back to QSAM.

No fractional shares will be issued and any fractional shares resulting from the reverse stock split will be rounded up to the next whole share. Stockholders holding shares of QSAM common stock at registered brokerage firms, should consult with their broker for further information on their account. Stockholders who hold shares with our transfer agent will receive information in the mail about their accounts over the next few days.

About QSAM Biosciences:

QSAM Biosciences, Inc. is developing next-generation nuclear medicines for the treatment of cancer and related diseases. QSAM’s initial technology, CycloSam® (Samarium-153 DOTMP), is a clinical-stage bone targeting radiopharmaceutical developed by IsoTherapeutics Group LLC, pioneers in the nuclear medicine space who also developed the FDA-approved and commercially available Quadramet® (Samarium-153 EDTMP) radiopharmaceutical product, which is indicated for pain palliation. QSAM is led by an experienced executive team and Board of Directors that have completed dozens of FDA approvals and multiple successful biotech exits.

CycloSam® has demonstrated preliminary safety and efficacy in animal studies and a single patient FDA-cleared human trial performed in 2020 at the Cleveland Clinic. This nuclear technology uses low specific activity Samarium-153 (resulting in far less europium impurity) and DOTMP, a chelator which is believed to eliminate off-target migration and targets sites of high bone turn over making it, in management’s opinion, an ideal agent to treat primary and secondary bone cancers. Since CycloSam® delivers targeted radiation selectively to the skeletal system, it is also believed to be an effective agent to perform bone marrow ablation as pre-conditioning for bone marrow transplantation, and in procedures to reduce external beam radiation to bone tumors. This multi-patented drug candidate utilizes an FDA approved radioisotope combined with a novel chelant that has demonstrated preliminary increased efficacy and decreased side effects in animal models and veterinary treatment of bone cancer in dogs. Further, CycloSam® utilizes a streamlined, just-in-time manufacturing process that is already in place.

Legal Notice Regarding Forward-Looking Statements:

This news release contains “Forward-looking Statements”. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to our ability to fully commercialize our technology, risks associated with changes in general economic and business conditions, regulatory risks, early stage versus late stage product safety and efficacy, actions of our competitors, the extent to which we are able to develop new products and markets, the time and expense involved in such development activities, the ability to secure additional financing, the ability to consummate acquisitions and ultimately integrate them, the level of demand and market acceptance of our products, and changes in our business strategies. This is not an offering of securities and securities may not be offered or sold absent registration or an applicable exemption from the registration requirements.

Contact

Investors:

Jason Nelson

CORE IR

IR@QSAMBIO.COM

516-222-2560

Media:

Jules Abraham

CORE IR

917-885-7378

JULESA@COREIR.COM